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                              S&S DRAFT 1/31/97
                             ______________ Shares

                           SPECIAL METALS CORPORATION

                    Common Stock (par value $.01 per share)

                             UNDERWRITING AGREEMENT

___________, 1997



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                                                            _____________, 1997

Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
Credit Lyonnais Securities (USA) Inc.
c/o Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York  10036

Dear Sirs and Mesdames:

                  Special Metals Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters"), and certain stockholders of the Company (the "Selling Stockholders") named in Schedule II, hereto severally propose to sell to the several Underwriters, an aggregate of 3,700,000 shares of the Common Stock (par value $.01 per share) of the Company (the "Firm Shares"), of which 3,000,000 shares are to be issued and sold by the Company (the "Company Shares") and 700,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule II hereto.

                  The Company also proposes to issue and sell to the several Underwriters not more than an additional 555,000 shares of its Common Stock (par value $.01 per share) (the "Additional Shares") if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 4 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of Common Stock (par value $.01 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock". The Company and the Selling Stockholders are hereinafter collectively referred to as the "Sellers".

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the exhibits thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Original Registration Statement"; any registration statement filed pursuant to Rule 462(b) under the Securities Act is hereinafter



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                                       2

referred to as the "Rule 462(b) Registration Statement"; the Original Registration Statement and any Rule 462(b) Registration Statement are hereinafter referred to collectively as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus".

                  As part of the offering contemplated by this Agreement, the Underwriters have agreed to reserve up to 100,000 Shares, for sale to certain employees of the Company (and to certain other persons designated by the Company) (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by the Underwriters pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Underwriters pursuant to this Agreement at the Public Offering Price (as defined). Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

                  1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Original Registration Statement has become effective, and if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
         (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.



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                                       3

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (it being understood that the Company's Delaware subsidiary, Special Metals International Corporation, is an inactive subsidiary); all of the issued shares of capital stock of each subsidiary of the Company, other than one share of Udimet Special Metals Ltd., which is owned by a director thereof, have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (e) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

                  (f) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Company Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  (g) The Company Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (h) This Agreement and each of the Irrevocable Power of Attorney and Custody Agreements (collectively, the "Power of Attorney and Custody Agreements"), each dated the date hereof, by each Selling

         Stockholder and the Company as Custodian (the "Custodian"), appointing certain individuals as the Selling Stockholders' attorneys-in-fact to the extent set forth therein relating to the


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         transactions contemplated hereby and by the Registration Statement have been duly authorized, executed and delivered by the Company.

                  (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Power of Attorney and Custody Agreements, and the issuance and delivery of the Company Shares will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign securities laws in connection with the offer and sale of the Shares and except for any such consent, approval authorization, order or qualification the failure of which to obtain would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (l) Except as described in the Prospectus, each of the Company and its subsidiaries has all necessary consents,

         authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain such consents, authorizations, approvals, orders,


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                                       5

         certificates and permits or make such declarations and filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                  (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act or incorporated by reference into or filed as part of the Rule 462(b) Registration Statement, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (o) Except as described in the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.


                  (p) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such


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                                       6

         review, except as described in the Prospectus, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus,
         (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except for borrowings and repayments under the Company's credit facility or repayment of the Company's subordinated notes as described in or contemplated by the Prospectus.

                  (r) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property in each case owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except for any liens or encumbrances created in connection with the Company's Credit Agreement dated October 18, 1996 and except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus.


                  (s) The Company and its subsidiaries own or otherwise have the right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.


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                                       7

                  (t) Except as described in the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened.

                  (u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary [during the last five years] has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                  (v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) There are no holders of securities (debt or equity) of the Company or any of its subsidiaries, or holders of rights, options,

         or warrants to obtain securities of the Company or any of its subsidiaries, who have the right, during the 180 day period after the date of this Agreement to require the Company to register securities held by them under the Securities Act, other than holders who have waived such right for the 180 day period after the date of the initial public offering of the Shares and have waived their rights with respect to the inclusion of their securities in the Registration Statement.

                  (x) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.


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                  Furthermore, the Company represents and warrants to the
Underwriters that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, is distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

                  2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

                  (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                  (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and its Power of Attorney and Custody Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any material agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states or foreign securities laws in connection with the offer and sale of the Shares.

                  (c) Such Selling Stockholder has, and on the Closing Date (as defined below) will have, valid and marketable title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and its Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

                  (d) The Power of Attorney and Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder,


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                                       9

         enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (e) Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass valid and marketable title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                  (f) All information furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use (i) in the Registration Statement will, on the Closing Date (as defined below), be true, correct and complete, and will not, on the Closing Date, contain any untrue statement of material fact or omit to state any material fact necessary in order to make such information not misleading and (ii) in the Prospectus is, and on the Closing Date, will be, true, correct and complete, and does not, and on the Closing Date, will not, contain any untrue statement of material fact or omit to state any material fact necessary in order to make such information, in light of the circumstances in which such information was provided, not misleading.

                  (g) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock (provided that such Selling Stockholder does not make any representation as to any actions that may be taken by any Underwriter); and such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any preliminary prospectus filed with the Commission or the Prospectus or other material permitted by the Securities Act.

                  (h) Such Selling Stockholder has no direct or indirect association or affiliation with any National Association of Securities Dealers, Inc. ("NASD") members and has had no arrangements, dealings or affiliation with, and is not aware of any information relating to underwriting compensation payable to or for the benefit of, any NASD member, person associated with a member or any Underwriter, relating to the offering of Shares that has not been disclosed in the Registration Statement.

                  3. Representations of the Underwriters. Each Underwriter represents and, during the period of six months from the date hereof, agrees that (i) it has not offered or sold and will not offer or sell any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the


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                                       10

United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Shares if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                  4. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller (as specified in Schedule II hereto) as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to _________ Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 6 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                  Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated ("Morgan Stanley") on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to


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                                       11

sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either now owned by such Seller or are hereafter acquired in connection with the public offering of Common Stock hereunder) or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) the issuance by the Company of shares of Common Stock upon the exercise of any options granted or shares of Common Stock issued pursuant to existing benefit plans of the Company. In addition, each Selling Stockholder, agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                  5. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Original Registration Statement and this Agreement have become effective as in your judgment is advisable. The

Sellers are further advised by you that the Shares are to be offered to the public initially at $____ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $____ a share, to any Underwriter or to certain other dealers.

                  6. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made by wire transfers to the Company's account and the Custodian's account (for the benefit of the Selling Stockholders) in federal funds or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 at 9:00 A.M., New York City time, on _________, 1997, or at such other time on the same or such other date, not later than _________, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

                  Payment for any Additional Shares shall be made by wire transfer payable to the Company's account in federal funds or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 at 9:00 A.M., New York City time, on the date specified in the notice


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                                       12

described in Section 4 or at such other time on the same or on such other date, in any event not later than _______ 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

                  Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                  7. Conditions to the Underwriters' Obligations. The obligations of the Sellers and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

                  The several obligations of the Underwriters are subject to the following further conditions:


                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or
                  any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                  (c) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company or the Underwriters, threatened by the Commission.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit A.

                  The opinion of Paul, Weiss, Rifkind, Wharton & Garrison shall be rendered to the Underwriters at the request of the Company and shall so state therein.


                  (e) The Underwriters shall have received on the Closing Date an opinion of Paul, Weiss, Rifkind, Wharton & Garrison and Arendt & Medernach, U.S. and Luxembourg counsel, respectively, for the Selling Stockholders, dated the Closing Date, in the form attached hereto as Exhibit B(i) and Exhibit B(ii), respectively.

                  The opinions of Paul, Weiss, Rifkind, Wharton & Garrison and Arendt & Medernach shall be rendered to the Underwriters at the request of the Selling Stockholders and shall so state therein.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, with respect to the Registration Statement and the Prospectus and such other related matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

                  (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration

         Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (h) The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between you and Societe Industrielle Materiaux Avances S.A. and officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (i) The Underwriters shall have received on the Closing Date certificates dated the Closing Date and signed by the Selling Stockholders or by attorneys-in-fact of the Selling Stockholders, to the effect that the representations and warranties of each such Selling Stockholder contained in this Agreement are true and correct in all material respects as of the Closing Date and that each such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.


                  (j) The Company shall have complied with the provisions of
         Section 8(a) hereof with respect to the furnishing of Prospectuses on the business day next succeeding the date of this Agreement, in such quantities as you shall have reasonably requested.

                  (k) The Shares shall have been approved for quotation on the Nasdaq National Market by the Nasdaq Stock Market, Inc.

                  (l) True and complete copies of the waivers by the lenders under the Company's Credit Agreement dated as of October 18, 1996 shall be delivered to you on or before the date hereof and shall be in full force and effect on the Closing Date.

                  (m) The merger of the Company with Special Metals and Technologies Corporation ("SMTC") pursuant to which each share of common stock of SMTC will be converted into 12,400 shares of Common Stock shall have been consummated prior to the Closing Date.

                  (n) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by Robert F. Dropkin, Vice President, Secretary and Chief Legal Counsel of the Company, in form and substance satisfactory to Morgan Stanley.

                  (o) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

                  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                  8. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 P.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.


                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner; and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions, to the extent applicable, as you shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction.

                  (e) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act no later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

                  (f) To make generally available to the Company's security holders and to you as soon as practicable, but no later than 60 days after the end of the twelve-month period beginning at the end of the

         Company's fiscal quarter during which the effective date of the Original Registration Statement occurs, an earnings statement of the Company covering such twelve-month period that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (g) To use the net proceeds received by the Company from the sale of the Shares hereunder in the manner specified in the Prospectus under the caption "Use of Proceeds".

                  (h) That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Underwriters will notify the Company as to which Participants will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

                  [(i) To pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.]

                  Furthermore, the Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                  9. Covenants of the Selling Stockholders. In further consideration of the agreements of the Underwriters herein contained, each of the Selling Stockholders severally and not jointly covenants as follows:

                  (a) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, to pay or cause to be paid (i) all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder and (ii) such Selling Stockholder's pro rata share (determined by dividing the number of Shares sold by such Selling Stockholder by the total number of Shares sold by all Sellers) of all costs and expenses incident to the performance of the obligations of such Selling Stockholder under this Agreement, including, but not limited to, all expenses incident to the delivery of the Shares and the fees and expenses of counsel and accountants for such Selling Stockholder.


                  (b) Such Selling Stockholder has carefully reviewed the Registration Statement and will carefully review, promptly upon receipt, each amendment thereto provided to such Selling Stockholder. Such parts of the Registration Statement, including the tables and notes thereto, that specifically relate to information provided by such Selling Stockholder in writing expressly for use in the Registration Statement, do not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. At any time during the period from the date hereof through the Closing Date, if there is any change in the information referred to in the preceding sentence relating to such Selling Stockholder, such Selling Stockholder will immediately notify the Company of such change.

                  (c) Such Selling Stockholder shall cooperate fully with the Company in supplying such information relating to such Selling Stockholder and the Shares as the Company may reasonably request for use in preparation of the Registration Statement and all other documents reasonably necessary or desirable in connection with the offering of Shares. In addition, such Selling Stockholder shall furnish to the Company (or, at the Company's request, to the Underwriters or other parties) such further certificates and documents confirming the representations and warranties contained herein, or with respect to related matters, as the Company may reasonably request.

                  10. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid (except as provided for herein) all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including (except as otherwise agreed) all costs associated with the printing and mailing and delivery to the Underwriters and dealers of the Registration Statement and the Prospectus, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any preliminary or supplementary Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 8(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any preliminary or supplementary Blue Sky memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees of counsel incurred on behalf of or disbursements by Morgan Stanley in its capacity as "qualified independent underwriter" within the meaning of Rule 2720 of the NASD's Conduct Rules ("QIU"), (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to quoting the Shares on the Nasdaq National Market System, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary and (ix) except as otherwise agreed, the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show. It is understood, however, that except as provided in this Section,
Section 11 entitled "Indemnity and Contribution", and the last paragraph of
Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                  The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

                  11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 8(a) hereof.

                  (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Underwriter and each person, if any, who controls the Company or any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 8(a) hereof. Notwithstanding the provisions of this Section 11, the liability of each Selling Stockholder hereunder shall be limited to the net proceeds received by such Selling Stockholder from the offering of the Shares hereunder.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (d) The Company also agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a QIU in connection with the offering of the Common Stock, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley's or such control person's bad faith, gross negligence or willful misconduct.

                  (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b), (c) or (d) of this
Section 11, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that in each case all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Power of Attorney and Custody Agreements. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to paragraph (d) of this Section 11 in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a QIU and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than

45 days after receipt by such indemnifying party of the aforesaid request and
(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement other than such fees and expenses of counsel which are being contested in good faith by such indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.


                  (f) To the extent the indemnification provided for in paragraph (a), (b), (c) or (d) of this Section 11 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (g) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (f) of this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (f) of this Section 11 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder from the offering of the Shares hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (h) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                  12. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses
(a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  14. Jurisdiction. Each of the Selling Stockholders hereby (i) acknowledges that it has irrevocably designated and appointed the Company, 4317 Middlesettlement Road, New Hartford, NY 13413 (together with any successor, the

"Process Agent"), as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein or brought under federal or state securities laws that may be instituted in any federal or state court in the State of New York, sitting in the City of New York, and acknowledges that the Process Agent has accepted such designation, (ii) agrees that service of process upon the Process Agent and written notice of such service to the Selling Stockholders (mailed or delivered to the [Chief Executive Officer] of each Selling Stockholder at its principal office at [Addresses]), shall be deemed in every respect effective service of process upon the Selling Stockholders in any such suit, action or proceeding and (iii) agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as any of the Shares shall be outstanding. Each of the Selling Stockholders hereby agrees to submit to the nonexclusive jurisdiction of any such federal or state court in the State of New York in any such suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein and hereby waives to the fullest extent permitted by law any defense to the institution or continuance of any such suit, action or proceeding based upon lack of proper venue, inconvenient forum or similar grounds.

                  To the extent that each of the Selling Stockholders has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of their obligations under this Agreement to the fullest extent permitted by law.

                  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures Morgan Stanley could purchase United States dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Selling Stockholders in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Selling Stockholders agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United

States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to each of the Selling Stockholders an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

                  15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  16. Applicable Law. This Agreement shall be governed by the laws of the State of New York.

                  17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                          Very truly yours,

                                          SPECIAL METALS CORPORATION

                                          By
                                              --------------------------------
                                              Name:
                                              Title:

                                          The Selling Stockholders named in
                                          Schedule II hereto, acting severally

                                          By
                                              --------------------------------
                                              Name:
                                              Attorney-in-Fact

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

SALOMON BROTHERS INC
CREDIT LYONNAIS SECURITIES (USA) INC.

Acting severally on behalf of themselves and the several Underwriters named herein.

By Morgan Stanley & Co. Incorporated

By
  --------------------------
     Name:
     Title:

                                   SCHEDULE I

                                  Underwriters


                                                                 Number of
                                                                Firm Shares
         Underwriter                                          To Be Purchased
         -----------                                          ---------------

Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
Credit Lyonnais Securities (USA) Inc.



                                                              ---------------
Total.................................................
                                                              ===============

                                  SCHEDULE II

                              Selling Stockholders

                                                               Number of
                                                               Firm Shares
Selling Stockholder                                            To Be Sold
-------------------                                            -----------
LWH Holding S.A.

Advanced Materials Investments
   Holding S.A.



                                                               -----------
Total.....................................................
                                                               ===========

                                   EXHIBIT A

                  Pursuant to Section 7(d) of the Underwriting Agreement, Paul, Weiss, Rifkind, Wharton & Garrison, special counsel for the Company, shall furnish an opinion to the effect that:

                  (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business (or has a legal corporate existence) and is in good standing in the states of California, Kentucky, Michigan and New York, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (ii) Special Metals International Corporation, a subsidiary of the Company, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                  (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                  (iv) the shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Company Shares have been duly authorized by all requisite corporate action on the part of the Company and are validly issued, fully paid and non-assessable;

                  (v) all of the issued shares of capital stock of Special Metals International Corporation have been duly and validly authorized and issued, are fully paid and non-assessable and are owned of record directly by the Company;

                  (vi) the Company Shares have been duly authorized by all requisite corporate action on the part of the Company and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights pursuant to the Company's certificate of incorporation, or by laws, each as in effect on the date hereof, or in any agreement or other outstanding instrument known to such counsel to which the Company is a party;

                  (vii) the Underwriting Agreement and each of the Irrevocable Power of Attorney and Custody Agreements (collectively, the "Power of Attorney and Custody Agreements") each dated the date hereof, by each Selling Stockholder and the Company as Custodian, appointing certain individuals as the Selling Stockholders' attorneys-in-fact to the extent set forth therein relating to the transactions contemplated hereby and by the Registration Statement have been duly authorized, executed and delivered by the Company;

                  (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Power of Attorney and Custody Agreements, and the issuance and delivery of the Company Shares will not contravene any provision of any existing applicable law, rule or regulation of the State of New York, the United States or the General Corporation Law of the State of Delaware (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion) ("Applicable Laws") or the articles of incorporation or by-laws of the Company or any agreement, indenture or instrument listed as an exhibit to the Registration Statement or to those court orders, decrees and judgments specifically identified by the Company and set forth on a schedule to such opinion, except where such violation would have not have a material adverse effect on the Company and its subsidiaries as a whole. No consent, approval, authorization or order of or filing, registration or qualification under Applicable Laws with any Governmental Authorities which has not been obtained, taken or made (other than pursuant to any state securities laws or foreign securities laws as to which such counsel need not express any opinion) is required for the performance by the Company of its obligations under the Underwriting Agreement. For purposes of this opinion, the term "Governmental Authorities" means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America;

                  (ix) the statements (A) in the Prospectus under the captions "Certain Transactions - Transactions with Principal Stockholders - Technology Exchange Agreement", "-- Managerial Assistance Agreement," "-- Registration Rights", "-- Subordinated Stockholder Notes", "Description of Capital Stock", and "Certain United States Federal Tax Consequences To Non-United States Holders of Common Stock" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                  (x) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statute or regulation of the State of New York, the United States or the General Corporation of the State of Delaware, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (xi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended;

                  (xii) each of the Registration Statement and the Prospectus, as of their respective effective or issue dates appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, except that in each case such counsel need not express an opinion as to the financial statements, financial statement schedules and other financial and statistical data included therein.

                  Such counsel shall confirm that they have participated in the preparation of the Registration Statement and the Prospectus and although such counsel has not undertaken to investigate or verify independently, and do not assume responsibility for, the accuracy or completeness of the statements contained therein (other than as explicitly stated in the paragraph (ix) above), based upon such participation, no facts have come to such counsel's attention to lead such counsel to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements, financial statement schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not express any such belief), at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus (except for the financial statements, financial schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not express any such belief), as of its date or the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering the foregoing opinions, such counsel may (A) rely, to the extent such counsel deems proper upon certificates of public officials and officers of the Company as to factual matters, (B) assume without independent investigation (i) that each of the parties to the Underwriting

Agreement (other than the Company and the Selling Stockholders) has complied with all of its obligations and agreements arising thereunder, (ii) the genuineness of all signatures, (iii) the legal capacity of all individuals who have executed any of the documents reviewed by such counsel, (iv) the authenticity of all documents submitted to such counsel as originals, (v) the conformity to the originals of all documents submitted to such counsel as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents,
(vi) the authenticity of all such latter documents and (vii) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that such counsel have examined are accurate and complete and (C) indicate that whenever such counsel's opinion with respect to the existence or absence of facts is based upon such counsel's knowledge, such counsel's opinion is based solely on the actual knowledge of the attorneys in such counsel's firm who are representing the Company in connection with the transactions contemplated by the Underwriting Agreement and without any independent verification.

                                  EXHIBIT B(i)

                  Pursuant to Section 7(e) of the Underwriting Agreement, Paul, Weiss, Rifkind, Wharton & Garrison, special counsel for the Selling Stockholders, shall furnish an opinion to the effect that:

                  (i) the execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement and the Power of Attorney and Custody Agreement of such Selling Stockholder will not contravene any provision of any existing applicable law, rule or regulation of the State of New York, the United States or the General Corporation Law of the State of Delaware (other than the securities laws or blue sky laws of the various states, as to which such counsel need express no opinions) ("Applicable Laws") and no consent, approval, authorization or order of or filing, registration or qualification under Applicable Laws with any Governmental Authorities which has not been obtained, taken or made (other than pursuant to any state securities laws or foreign securities laws as to which such counsel need express no opinion) is required for the performance by such Selling Stockholder of its obligations under the Underwriting Agreement or Power of Attorney and Custody Agreement of such Selling Stockholder. For purposes of this opinion, the term "Governmental Authorities" means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

                  (ii) assuming that the Power of Attorney and Custody Agreement of each of the Selling Stockholders has been duly authorized, executed and delivered by such Selling Stockholder, the Power of Attorney and Custody Agreement of each of the Selling Stockholders is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

                  (iii) delivery of the Shares to be sold by each Selling Stockholder and payment therefor pursuant to the Underwriting Agreement will pass valid and marketable title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances;

                  With respect to factual matters and to the extent such counsel deems appropriate, such counsel may rely upon the representations of each Selling Stockholder contained herein and in the Power of Attorney and Custody Agreement of such Selling Stockholder and in other documents and instruments; provided that copies of such Power of Attorney and Custody Agreement and of any such other documents and instruments shall be

                                     B(i)-2

delivered to you and shall be in form and substance satisfactory to counsel for the Underwriters.

                                 EXHIBIT B(ii)

                  Pursuant to Section 7(e) of the Underwriting Agreement, Arendt & Medernach, special counsel for the Selling Stockholders, shall furnish an opinion to the effect that:

                  (i) the Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

                  (ii) the execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement and the Power of Attorney and

         Custody Agreement of such Selling Stockholder will not contravene any applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Stockholder, or to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or Power of Attorney and Custody Agreement of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                  (iii) each of the Selling Stockholders has valid and marketable title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into the Underwriting Agreement and Power of Attorney and Custody Agreement of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder;

                  (iv) the Power of Attorney and Custody Agreement of each of the Selling Stockholders has been duly authorized, executed and delivered by such Selling Stockholder;

                  (v) each Selling Stockholder has the power to submit, and has taken any necessary corporate action to submit, to the jurisdiction of any United States federal or state court in the State of New York. The choice of New York state law to govern the Underwriting Agreement and the Power of Attorney and Custody Agreement of such Selling Stockholder is a valid choice of law and the submission therein by each Selling Stockholder to New York state law and the appointment of service of process is valid and binding upon such Selling Stockholder;

                                    B(ii)-2

                  (vi) neither of the Selling Stockholders nor any of their respective properties or assets has any sovereign immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution of otherwise) under the laws of Luxembourg; and

                  (vii) to ensure the legality, validity, enforcement or admissibility into evidence in Luxembourg of the Underwriting Agreement, the Power of Attorney and Custody Agreement of such Selling Stockholder and any other document to be furnished thereunder, it is not necessary that the Underwriting Agreement, the Power of Attorney and Custody Agreement of such Selling Stockholder or any other such document be filed, recorded or registered with any court or other authority in Luxembourg, or that any tax be paid in Luxembourg on or in respect of any of the Underwriting Agreement, the Power of Attorney and Custody Agreement of such Selling Stockholder or any other such document.

                  With respect to factual matters and to the extent such counsel deems appropriate, such counsel may rely upon the representations of each Selling Stockholder contained herein and in the Power of Attorney and Custody Agreement of such Selling Stockholder and in other documents and instruments; provided that copies of such Power of Attorney and Custody Agreement and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to counsel for the Underwriters.

                  Such counsel is admitted to practice in Luxembourg and no opinion need be expressed herein as to matters under or involved in any jurisdiction other than Luxembourg.

                                   EXHIBIT C

                                                                 ________, 1997

Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
Credit Lyonnais Securities (USA) Inc.

c/o Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York  10036

Dear Sirs and Mesdames:

                  The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Special Metals Corporation, a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of ___ shares (the "Shares") of the Common Stock (par value $.01 per share) of the Company (the "Common Stock").

                  To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either currently owned by the undersigned or are hereafter acquired in connection with the Public Offering), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                  Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                                 Very truly yours,


                                                 _____________________________
                                                 (Signature)

                                                 _____________________________
                                                 (Print Name)

                                                 _____________________________
                                                 (Address)

                                   EXHIBIT D